UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MACRO SECURITIES DEPOSITOR, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1072523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Green Tree Drive #9 Dover, Delaware 19904
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MacroShares $100 Oil Up Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ✓

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-150282

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

(Title of class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

See the information set forth under the headings "Description of the Up MacroShares" and "Description of the Trust Agreements" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on June 24, 2008.

Item 2.   Exhibits.

4.1.1 4.1.2	Short Form $100 Oil Up Trust Agreement, dated April 24, 2008* Amended and Restated MacroShares $100 Oil Up Trust Agreement, dated June 23, 2008*
4.3	Participants Agreement, dated June 23, 2008*
4.4.1	1992 ISDA Master Agreement, dated June 23, 2008*
4.4.2	Schedule to 1992 ISDA Master Agreement, dated June 23, 2008*
4.5	Confirmation evidencing the Income Distribution Agreement, dated June 23, 2008*
4.6	Master Confirmation evidencing the Settlement Contract, dated as of June 23, 2008, with form of supplemental confirmation attached*

* Incorporated by reference to Amendment No. 1 to the Registration Statement of the Registrant on Form S-1 (No. 333-150282) and the exhibits thereto, as filed on August 22, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MACRO SECURITIES DEPOSITOR, LLC

Date: November 5, 2008	By:	/s/ SAMUEL MASUCCI
		Name:	Samuel Masucci, III
		Title:	President and Principal Executive Officer